United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 14, 2004

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement

     On September 14, 2005, Fidelity National Information Services, Inc. (“FIS”), a Delaware corporation and a majority-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among FIS, Certegy Inc., a Delaware corporation (“Certegy”) and C Co Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Certegy (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, FIS will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly-owned subsidiary of Certegy (the “Merger”). Following the Merger, Certegy will change its name to Fidelity National Information Services, Inc.
The Merger Agreement
     At the effective time and as a result of the Merger, each share of FIS common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive 0.6396 shares of Certegy’s common stock, par value $0.01 per share (“Certegy Stock”). As a result of the Merger, it is anticipated that FNF and the other FIS stockholders (collectively, the “FIS Stockholders”) will own, on a fully-diluted basis, approximately 67.5% of the total outstanding Certegy Stock with FNF owning approximately 50.3%.
     The approximately 132 million shares of Certegy Stock to be issued to FIS Stockholders in the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but instead will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Certegy and the FIS Stockholders will enter into a registration rights agreement in connection with the closing of the Merger providing for certain registration rights in favor of the FIS Stockholders with respect to their shares of Certegy Stock.
     The Merger Agreement provides that Certegy will declare and pay a special dividend of $3.75 per share to existing Certegy shareholders prior to the Merger. Certegy’s options, restricted shares and restricted stock units will fully vest, and will remain outstanding or be paid in accordance with the terms of the plans and agreements under which they were issued. All Certegy options, restricted shares and restricted stock units will be adjusted for the special dividend. Certegy will also assume FIS’s outstanding options and option plan and convert them into options for Certegy Stock, subject to adjustments described in the Merger Agreement.
     After the Merger, William P. Foley, II, the Chairman and Chief Executive Officer of FNF, will be the Chairman of Certegy’s Board of Directors. Certegy’s current Chairman and Chief Executive Officer, Lee A. Kennedy, will continue as a director and as Certegy’s Chief Executive Officer. Certegy’s Board of Directors will change upon the effective time of the Merger as described under the heading “The Shareholders Agreement” in this Item 1.01.

     Certegy and FIS have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause a shareholder meeting to be held by Certegy to consider approval of the Merger and certain other transactions contemplated by the Merger Agreement and (iv) that, subject to certain exceptions, the Certegy Board of Directors will recommend approval by its shareholders of the Merger Agreement. In addition, Certegy made certain additional customary covenants, including, among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
     Consummation of the Merger is subject to customary conditions, including (i) approval of Certegy’s shareholders, (ii) absence of any injunction or order prohibiting the closing, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) material compliance of the other party with its covenants and (c) the delivery of customary opinions from counsel to FIS and counsel to Certegy that the Merger will qualify as a tax-free reorganization for federal income tax purposes.
     The Merger Agreement contains certain termination rights for both FIS and Certegy, and further provides that, upon termination of the Merger Agreement under specified circumstances, Certegy may be required to pay FIS transaction expenses of up to $10 million or a termination fee of $65 million.
The Shareholders Agreement
     In connection with the Merger, on September 14, 2005, Certegy and the FIS Stockholders entered into a Shareholders Agreement (the “Shareholders Agreement”) which places certain post-Merger restrictions on FNF and the other FIS Stockholders and makes certain arrangements concerning the post-Merger governance of Certegy. The Shareholders Agreement, among other things, (i) places certain restrictions on the acquisition or disposition of Certegy Shares by the FIS Shareholders; (ii) places certain conditions upon FNF’s ability to effectuate a “going-private” transaction with Certegy; (iii) provides that the Board of Directors of Certegy upon the effective time of the Merger will consist of four directors designated by the existing Certegy Board (including Certegy’s current Chairman and Chief Executive Officer, Lee A. Kennedy), four directors designated by FNF (including William P. Foley, II, the Chairman and Chief Executive Officer of FNF) and two directors designated by two existing FIS minority stockholders; and (iv) provides that so long as FNF holds at least 30% of the total outstanding Certegy Stock, Certegy may not, without FNF’s consent, engage or terminate a Chief Executive Officer or Chief Financial Officer or adopt an annual budget.

The Commitment Agreement
     In connection with the Merger, on September 14, 2005, Certegy and the FIS Stockholders entered into a Commitment Agreement (the “Commitment Agreement”) pursuant to which the FIS Stockholders agreed to execute and deliver, immediately after the execution and delivery of the Merger Agreement, a written consent adopting the Merger Agreement, and thereafter, to refrain from revoking, modifying or taking any other action in conflict with, such consent. The FIS Stockholders also agreed that, subject to customary exceptions, they will not transfer any of their shares of FIS stock pending consummation of the Merger. In addition, each of the FIS Stockholders agreed to generally support the Merger and the transactions contemplated by the Merger Agreement.
Amendments to Existing Agreements
     On March 9, 2005, FIS completed the issuance of a 25% interest in its common stock to certain affiliates of Thomas H. Lee Partners, L.P. (“THL”), certain affiliates of Texas Pacific Group (“TPG”), Evercore METC Capital Partners II L.P. (“Evercore”) and Banc of America Capital Investors, L.P. (“BOFA”). In connection with this issuance, FIS entered into (i) a Stockholders Agreement and a Registration Rights Agreement, each dated as of March 9, 2005, with FNF, THL, TPG, Evercore and BOFA and (ii) separate Management Agreements, each dated as of March 9, 2005, with an affiliate of each of THL, TPG and Evercore (the foregoing agreements, the “Existing Agreements”). The Stockholders Agreement and Registration Rights Agreement were previously filed as Exhibits 99.2 and 99.3 to FNF’s Form 8-K report filed March 15, 2005, and the Management Agreements with each of the TPG affiliate and the THL affiliate were previously filed as Exhibits 99.5 and 99.6 to FNF’s Form 8-K report filed December 29, 2004.
     In connection with the Merger, FIS, FNF, THL, TPG, Evercore and BOFA have agreed in the Merger Agreement and the Commitment Agreement that, effective immediately prior to the effective time of the Merger, each of the Existing Agreements shall be automatically terminated without any further action on the part of any such party.
General
     The foregoing summaries of the Merger Agreement, the Shareholders Agreement and the Commitment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements filed as exhibits to this report, which are all incorporated herein by this reference. In the event of any conflict between the foregoing summaries and the full text of the agreements, the text of such agreements shall control.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger among Certegy Inc., C Co Merger Sub, LLC and Fidelity National Information Services, Inc. dated as of September 14, 2005
10.1	Shareholders Agreement dated September 14, 2005 among Certegy Inc., Fidelity National Financial, Inc. and the other parties thereto
10.2	Commitment Agreement dated as of September 14, 2005 among Certegy Inc. and the stockholders of Fidelity National Information Services, Inc. parties thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: September 20, 2005	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger among Certegy Inc., C Co Merger Sub, LLC and Fidelity National Information Services, Inc. dated as of September 14, 2005
10.1	Shareholders Agreement dated September 14, 2005 among Certegy Inc., Fidelity National Financial, Inc. and the other parties thereto
10.2	Commitment Agreement dated as of September 14, 2005 among Certegy Inc. and the stockholders of Fidelity National Information Services, Inc. parties thereto

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